EXHIBIT  3.(I)


                          CERTIFICATE  OF  INCORPORATION
                                       OF
                            PUFF  PAC  INDUSTRIES  INC.


                                   ARTICLE  1

     The  name  of  the  corporation  is  Puff  Pac  Industries  Inc.

                                   ARTICLE  2

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE  3

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE  4

     The number of shares which this corporation shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is as follows:



                    Number  of            Par  Value
     Class            Shares             Per  Share
     -----          ---------            ---------

     Common         25,000,000          U.S.  $0.001



The holders of stock of the corporation shall have no preemptive rights to subscribe for any securities of the corporation.

                                   ARTICLE  5

     The Board of Directors is authorized to make, alter or repeal the by-laws of the corporation.

                                   ARTICLE  6

     Any contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them is directly or indirectly interested) shall be valid for all purposes, notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

     The foregoing shall, however, apply only if the interest of such director, officer or shareholder is known or disclosed (a) to the Board of Directors and it nevertheless authorizes, ratifies or agrees to the contract or transaction by a majority of the directors present, each such interested Director to be counted in determining the majority necessary to carry the vote; or (b) to the shareholders and they nevertheless authorize, ratify or agree to the contract or transaction by a majority of the shareholders present, each such person interested to be counted for a quorum and for voting purposes.

     This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.


                                   ARTICLE  7

     Section 1. The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer or employee of the corporation, or is or was serving at the request of the corporation as a director or officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to pressure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except as otherwise limited by applicable law.

     Section 3. To the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 7, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article 7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article 7. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders.

     Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article 7. Such expense incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article  7.

     Section 8. For purposes of this Article 7, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which,if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation if its separate existence had continued.

     Section 9. For purposes of this Article 7, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed of a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 7.

     Section 10. The indemnification and advancement of expenses provided by or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE  8

     No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, this provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporate Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE  9

     The  name  and  mailing  address  of  the  incorporator  is:

     Don  Farrell
     514  Ballantree  Pl.
     West  Vancouver,  B.C.
     V6H  2J6

The power of the incorporator shall terminate upon the filing of this certificate of incorporation.

                                   ARTICLE  10

     The names and mailing addresses of the persons who will serve as directors until the next annual meeting of stockholders or until their successors are elected and qualify are:

     Name                          Mailing  Address
     ----                          ---------------

     A.  Edmun  Daem                 1387  Minto  Crescent
                                   Vancouver,  B.C.
                                   V6H  2J6

     Don  Farrell                   514  Ballantree  Pl.
                                   West  Vancouver,  B.C.
                                   V7S  1W5

     Bertrand  A.  Levesque          29084  Lillyglen  Dr.
                                   Canyon  Country,  California
                                   U.S.A.  91351

     Robert  A.  Matthews            4895  Caulfield  Court
                                   West  Vancouver,  B.C.
                                   V7W  3B3

     Daniel  A.  Pharo               2160  Century  Park  East,  #401
                                   Los  Angeles,  California
                                   U.S.A.  90067

     Elwood  C.  Trotter             4520  Moncton  Street
                                   Richmond,  B.C.
                                   V7E  3A9

                                   ARTICLE  11

          Section  1.  If,  in  respect  of  the  corporation:

(a)  any  act  or  omission  of  the  corporation  effects  a  result:

(b) the business or affairs of the corporation are or have been carried on or conducted in a manner; or

(c) the powers of the directors of the corporation are or have been exercised in a manner,

that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation, then a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a share of the corporation, or a director or an officer or a former director or officer of the corporation, or any other person who a court determines is a proper person to make an application under this section, may apply to a court for an Order to rectify the matters complained of.

          Section 2. A registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of the corporation, or a director or an officer or a former director or officer of the corporation, or any other person who, in the discretion of a court, is a proper person to make an application under this section (the "Complainant"), may apply to a court for leave to bring an action in the name and on behalf of the corporation, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate provided that:

(a) the Complainant has given reasonable notice to the directors of the corporation of his intention to apply to the court if the directors of the corporation do not bring, diligently prosecute or defend or discontinue the action;

(b)  the  Complainant  is  acting  in  good  faith;  and

(c) it appears to be in the interests of the corporation that the action be brought, prosecuted, defended or discontinued.

          Section 3. A shareholder of the corporation may dissent if the corporation resolves to:

(a) amend its articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership or shares of that class)

     (b) amend its articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

     (c)  amalgamate  with  another  corporation;

     (d)  be  continued  under  the  laws  of  another  jurisdiction;  or

     (e)  sell,  lease  or  exchange  all  or  substantially  all  its property.

               In addition to other right the shareholder may have, a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.
The dissenting shareholder shall send to the corporation, at or before any meeting of the shareholders at which a resolution referred to above is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of his right to dissent. The corporation shall, within 10 days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to above, notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection. The dissenting shareholder shall, within 20 days after he received a notice that the resolution was adopted, or if he does not receive such notice within 20 days after he learns that the resolution has been adopted, send to the corporation a written notice containing his name and address, the number and class of shares in respect of which he dissents, a demand for payment of the fair value of such shares. The dissenting shareholder shall, within 30 days after sending such notice, send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent. A dissenting shareholder who fails to comply with the above has no right to make a claim under this section. The corporation or its transfer agent shall endorse on any share certificate so received a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder. The corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice from the dissenting shareholder demanding payment, send to each dissenting shareholder who has sent such notice a written offer to pay for his share in an amount considered by the directors of the corporation to be the fair value thereof accompanied by a statement showing how the fair value was determined, unless the corporation is unable lawfully to pay the dissenting shareholders for their shares. The corporation shall pay for the shares of a dissenting shareholder within 10 days after an offer has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within 30 days after the offer has been made. If the corporation fails to make an offer, or it its dissenting shareholder fails to accept an offer, the corporation may, within 50 days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder. If the corporation fails to apply to a court, the dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. The corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that the corporation is or would after the payment be unable to pay its liabilities as they became due, or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of November, 1989.


                                        /s/  DON  FARRELL
                                        --------------------------
                                        Don  Farrell



                                                          STATE  OF  DELAWARE
                                                          SECRETARY  OF  STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 06:30 AM 09/01/1992
                                                           922455073-2212172

                            CERTIFICATE  OF  AMENDMENT

                                       OF

                          CERTIFICATE  OF  INCORPORATION

                                *  *  *  *  *  *  *  *


     PUFF PAC INDUSTRIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of PUFF PAC INDUSTRIES INC., by the unanimous written consent of its members filed, with the minutes of the Board, duly adopted a resolution setting forth the proposed amendments as follows:

     RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended sold
     Article  shall  be  and  read  as  follows:

     "FIRST:  The  name of this corporation is AIR PACKAGING TECHNOLOGIES, INC."

     FURTHER RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Seventh Article thereof so that, as amended said Article shall be and read as follows:

     SEVEN: The power to adopt, amend or repeal bylaws is hereby conferred upon the Board of Directors. This provision shall not divest the shareholders of the concurrent power to adopt, amend or repeal bylaws.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of The General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
                                      -10-

                            CERTIFICATE  OF  AMENDMENT
                                       OF
                          CERTIFICATE  OF  INCORPORATION

     AIR PACKAGING TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of AIR PACKAGING TECHNOLOGIES, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read as follows:

          "FOURTH: The total number of shares which the corporation shall have authority to issue is 50,000,000 shares of capital stock, and the par value of each such share is $.001 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AIR PACKAGING TECHNOLOGIES, INC. has caused this certificate to be signed by Daniel Pharo, its Chairman, and Al Trotter, its Secretary, this 3rd day of May, 1994.


                                             By:  /s/  DAN  PHARO
                                               ---------------------------------
                                                 Dan  Pharo,  Chairman

ATTEST:


By:  /s/  ELWOOD  TROTTER
   ------------------------------
    Elwood  Trotter,  Secretary


         11

   STATE  OF  DELAWARE
   SECRETARY  OF  STATE
DIVISIONS  OF  CORPORATIONS
FILED  09:00  AM  09/04/1997
    971795194-2212172

                            CERTIFICATE  OF  AMENDMENT
                                       OF
                          CERTIFICATE  OF  INCORPORATION

     AIR PACKAGING TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of AIR PACKAGING TECHNOLOGIES, INC., have approved and duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

     "FOURTH   The  total  number  of  shares  which  the corporation shall have authority to issue is 100,000,000 shares of capital stock, and the par value of each such share is $.001 per share."

     SECOND:   That  thereafter,  pursuant  to  resolution  of  its  board  of
Directors, the annual meeting of the stockholders of said corporation was duly called and held on June 27, 1997, upon notice in accordance with Section 222 of the General Corporation Law of Delaware at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

     THIRD:    That  said  amendment  was  duly  adopted  in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AIR PACKAGING TECHNOLOGIES, INC. has caused this certificate to be signed by Dan Farrell, its Chairman, and Elwood Trotter, its Secretary.


     By:       /s/  DON  FARRELL
               -------------------------               Date:  August  17,  1997
               DON  FARRELL,  CHAIRMAN

     Attest:   /s/  ELWOOD  TROTTER
               -------------------------               Date:  August  25,  1997
               ELWOOD  TROTTER,  SECRETARY

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION



     AIR PACKAGING TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of AIR PACKAGING TECHNOLOGIES, INC., had approved and duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article four of this corporation's Certificate of Incorporation be amended as follows, conditioned on adoption of a similar resolution by the Board of Directors of this Corporation:

"FOURTH: The total number of shares which the corporation shall have authority to issue is 50,000,000 shares of capital stock, and the par value of each such share is $.01 per share."

     SECOND:   That  thereafter,  pursuant  to  resolution  of  its  Board  of
Directors, the annual meeting of the stockholders of said corporation was duly called and held on June 4, 1999, upon notice in accordance with Section 222 of the General Corporation Law of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:   That on December 5, 1999 the Board of Directors of the Corporation
did  adopt  a  similar  resolution.

     FOURTH:     That  said  amendment  was  duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AIR PACKAGING TECHNOLOGIES, INC. has caused this certificate to be signed by Donald Ochacher, its President, and Janet Maxey, its Secretary.

/s/  Donald  Ochacher                              /s/  Janet  Maxey
______________________                         ________________________
Donald  Ochacher,  President                         Janet  Maxey,  Secretary